EXHIBIT 23.1

                         Independent Auditor's Consent

The Board of Directors
Nastech Pharmaceutical Company Inc.:

We consent to the use of our report dated February 2, 2001, except for Note 16 which is as of March 22, 2001, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                                          KPMG LLP

Melville, New York
April 24, 2001